SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Applix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

APPLIX, INC.

289 Turnpike Road
Westboro, Massachusetts 01581-2831

Notice of Annual Meeting of Stockholders to be Held
on Thursday, May 30, 2002

       The Annual Meeting of Stockholders of Applix, Inc. (the “Company”) will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Thursday, May 30, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect three Class II Directors for a term of three years.

(2)	To approve amendments to the Company’s 2000 Director Stock Option Plan.

(3)	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year.

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 11, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Patrick J. Rondeau, Clerk

Westboro, Massachusetts

April 23, 2002

      Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

APPLIX, INC. 289 Turnpike Road Westboro, Massachusetts 01581-2831
Notice of Annual Meeting of Stockholders to be Held on Thursday, May 30, 2002
INTRODUCTION
General Information
Quorum Requirement
Votes Required
Beneficial Ownership of Voting Stock
ELECTION OF DIRECTORS
Members of the Board of Directors
Board and Committee Meetings
Compensation of Directors
Executive Compensation
Option Grants
Certain Relationships and Related Transactions
Compensation Committee Report On Executive Compensation
Report of the Audit Committee of the Board of Directors
Stock Performance Graph
PROPOSAL TO APPROVE AMENDMENTS TO THE 2000 DIRECTOR STOCK OPTION PLAN
Summary of the 2000 Director Plan
Federal Income Tax Consequences
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
Matters to be Considered At the Meeting
Solicitation of Proxies
Stockholder Proposals
Important Notice Regarding Delivery of Security Holder Documents
Sections 16(a) Beneficial Ownership Reporting Compliance

APPLIX, INC.

289 Turnpike Road
Westboro, Massachusetts 01581-2831

PROXY STATEMENT

For the Annual Meeting of Stockholders on May 30, 2002

INTRODUCTION

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applix, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 30, 2002, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders’ instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting.

      The Company’s Annual Report for the fiscal year ended December 31, 2001 is being mailed to stockholders, along with these proxy materials, on or about April 23, 2002.

Quorum Requirement

      At the close of business on April 11, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,189,900 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

      The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock present and voting on the matter is required for the approval of the amendments to the 2000 Director Stock Option Plan and the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year.

      Shares that abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter (such as the election of Class II Directors, the approval of the amendments to the 2000 Director Stock Option Plan and the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year).

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of the Company’s Common Stock as of December 31, 2001 (1) by each holder of 5% or more of the Company’s outstanding Common Stock, (2) by each director, (3) by each of the executive officers named in the Summary Compensation Table set forth below (the “Named Executive Officers”) and (4) by all current directors and executive officers as a group.

	Number of Shares	Percentage of
	Beneficially	Outstanding
	Owned(1)	Common Stock(2)

5% Holders
Brad Fire(3)	1,171,200	9.73%
Directors
Jitendra S. Saxena(4)	698,716	5.62%
Alan Goldsworthy(5)	286,954	2.34%
David. C. Mahoney(6)	69,334	*
Alain J. Hanover(7)	36,668	*
Peter Gyenes(8)	14,000	*
Charles F. Kane	7,500	*
John D. Loewenberg(9)	20,000	*
Other Named Executive Officers
Walt Hilger(10)	52,582	*
Craig Cervo(11)	150,454	1.23%
Michael Scheib(12)	81,702	*
Edward Terino(13)	66,143	*
All current directors and executive officers as a group (9 persons)(14)	1,336,208	10.37%

*	Less than 1%.

(1)	Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. In accordance with Securities and Exchange Commission (“SEC”) rules, each person listed is deemed to beneficially own any shares issuable upon the exercise of stock options held by him or her that were exercisable on December 31, 2001 or within 60 days after December 31, 2001; any reference in these footnotes to options refers only to such options.

(2)	Number of shares deemed outstanding includes 12,037,599 shares outstanding as of December 31, 2001, plus any shares subject to outstanding stock options held by the person or group in question.

(3)	Based on representations made to the Company by Mr. Fire in March 2002. Mr. Fire’s address is 10512 S. Highland Lane, Olathe, KS 66061.

(4)	Includes 395,600 shares subject to stock options held by Mr. Saxena and 20,000 shares in a custodial account for his daughter. Mr. Saxena’s address is c/o Applix, Inc., 289 Turnpike Road, Westboro, Massachusetts 01581-2831.

(5)	Includes 212,500 shares subject to stock options held by Mr. Goldsworthy.

(6)	Includes 34,334 shares subject to stock options held by Mr. Mahoney.

(7)	Includes 15,500 shares subject to stock options held by Mr. Hanover.

(8)	Includes 9,000 shares subject to stock options held by Mr. Gyenes.

(9)	Comprised of 15,000 shares held by Mr. Loewenberg and Linda P. Loewenberg and 5,000 shares held by Ms. Loewenberg.

(10)	Includes 24,655 shares subject to stock options held by Mr. Hilger.

(11)	Comprised of shares subject to stock options held by Mr. Cervo.

(12)	Comprised of shares subject to stock options held by Mr. Scheib. Mr. Scheib resigned from the Company effective January 1, 2002.

(13)	Mr. Terino resigned from the Company effective September 30, 2001.

(14)	Includes a total of 842,043 shares subject to stock options held by the current directors and executive officers as a group.

ELECTION OF DIRECTORS

Members of the Board of Directors

      The Company’s Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2004 Annual Meeting of Stockholders; three Class II Directors, whose terms expire at this Annual Meeting of Stockholders; and two Class III Directors, whose terms expire at the 2003 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

      The persons named in the enclosed proxy will vote to elect each of Alain J. Hanover, Alan Goldsworthy and Charles F. Kane as Class II Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class II Director of the Company. Each of Mr. Hanover, Mr. Goldsworthy and Mr. Kane has indicated his willingness to serve, if elected, but if any of such persons should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

      Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class II Directors.

Class I Directors (holding office for a term expiring at the 2004 Annual Meeting):

      Mr. Saxena, age 56, is a founder of the Company, has been a director since its inception in 1983 and has served as Chairman of the Board of Directors since April 1997. Mr. Saxena has been Chief Executive Officer of Netezza, Inc., a company providing high-end data warehousing server hardware and software, since September 2000. Mr. Saxena served as Chief Executive Officer of the Company from 1983 until April 2000 and served as its President from its inception until April 1997.

      Mr. Loewenberg, age 61, has been a director of the Company since March 2001. Mr. Loewenberg has been Managing Partner of JDL Enterprises, a consulting company, since 1996 and also serves as an advisor to Safeguard Scientifics, a venture capital firm focused on the Internet. Mr. Loewenberg served as interim President and CEO of Wang Healthcare Information Systems, an electronic medical record solution company, from March 1998 to September 1999. As a part of his Safeguard relationship, Mr. Loewenberg served as interim CEO of FormMaker Software Inc. (now part of DocuCorp International), a document automation provider, from January 1997 to September 1997. Mr. Loewenberg is currently a director of CompuCom, Diamond Cluster International, DocuCorp International and Sanchez Computer Associates.

Class II Directors (holding office for a term expiring at this Annual Meeting; each nominated for a term expiring at the 2005 Annual Meeting):

      Mr. Hanover, age 53, has been a director of the Company since July 1992. He has been the Managing Partner of Main Street Partners LLC, a venture capital firm, since August 2000. Mr. Hanover served as the President and Chief Executive Officer of InCert Software Corp., a computer software development and distribution company, from October 1997 to July 2000. Mr. Hanover served as Chairman of the Board of Directors and Chief Executive Officer of Viewlogic Systems, Inc., an engineering software company, from 1984 until May 1997.

      Mr. Goldsworthy, age 53, has been a director of the Company and President and Chief Executive Officer of the Company since April 2000. From January to April 2000, Mr. Goldsworthy served as President, eBusiness Division of the Company. Mr. Goldsworthy served as Executive Vice President and then Chief Executive Officer of CMI-Competitive Solutions, Inc., a supplier of enterprise resources planning solutions for the automotive supplier industry, from September 1996 to December 1999. Mr. Goldsworthy held various sales, marketing and operational management positions with Digital Equipment Corporation, now a part of Compaq Computer Corporation, a computer manufacturer, from October 1981 to September 1996.

      Mr. Kane, age 44, has been a director of the Company since March 2001. He has served as President and Chief Operating Officer of Corechange, Inc., an e-business access framework software provider, since May 2001. From May 2000 to May 2001, Mr. Kane served as the Chief Operating Officer of Corechange. Before joining Corechange, from March 2000 to May 2000, Mr. Kane served as Executive Vice President and Chief Financial Officer of Ascential Software Corporation (formerly known as Informix Corporation), a global provider of information management software. Mr. Kane served as Executive Vice President and CFO of Ardent Software, Inc., a data integration software supplier, from November 1995 to March 2000 when it was acquired by Ascential.

Class III Directors (holding office for a term expiring at the 2003 Annual Meeting):

      Mr. Mahoney, age 57, has been a director of the Company since October 1992. Mr. Mahoney has been Chief Executive Officer of Verbind, Inc., a provider of real-time behavioral analysis and event triggering technology, since May 2001. Prior to joining Verbind, Mr. Mahoney served as Chairman of the Board of Directors of LeadingSide, Inc. (formerly Dataware Technologies, Incorporated), an e-business solutions provider, from February 2000 to May 2001, and President and Chief Executive Officer of LeadingSide from January 1999 to February 2000. LeadingSide filed for bankruptcy protection in April 2001. Mr. Mahoney served as President and Chief Executive Officer of Sovereign Hill Software, Inc., a collaborative knowledge discovery software provider, from January 1998 to December 1998, when it merged with Dataware Technologies. He served as president of Falcon Group Consulting, a consulting firm, from May 1997 to January 1998. Mr. Mahoney served as Chairman of the Board and Chief Executive Officer of ePresence, Inc. (formerly Banyan Systems, Inc.), a networking software company, from 1983 until May 1997.

      Mr. Gyenes, age 56, has been a director of the Company since May 2000. Mr. Gyenes has served as the Chief Executive Officer of Ascential Software Corporation (formerly known as Informix Corporation), a global provider of information management software, since July 2000. Mr. Gyenes was Chairman, President and Chief Executive Officer of Ardent Software, Inc., a data integration software supplier, from April 1997 until the sale of Ardent to Ascential in March 2000. He served as Ardent’s Executive Vice President of Worldwide Sales and International Operations from May 1996 to March 1997. Mr. Gyenes served as President and CEO of Racal InterLan, Inc. from April 1995 to May 1996. Mr. Gyenes is a member of the Board of Directors of Ascential, Cornerstone Internet Solutions, Davox Corporation and Axis Computer

Systems. Mr. Gyenes is also a member of the Board of Trustees of the Massachusetts Software and Internet Council.

Board and Committee Meetings

      The standing Audit Committee of the Board of Directors is responsible for reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Company’s financial statements. The Audit Committee met seven times during 2001. The current members of the Audit Committee are Messrs. Hanover, Loewenberg and Kane.

      The standing Compensation Committee of the Board of Directors is responsible for reviewing compensation issues and making decisions concerning the compensation (including stock option grants) of the Company’s executive officers. The Compensation Committee met six times during 2001, and acted by written consent in lieu of a meeting three times. The current members of the Compensation Committee are Messrs. Hanover, Gyenes and Loewenberg.

      The Board of Directors met 12 times during 2001, and acted twice by written consent in lieu of a meeting. Each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he then served.

Compensation of Directors

      Employee directors of the Company do not receive compensation for their services as directors. Non-employee directors receive $10,000 annually, payable quarterly, in compensation for their services as directors. In addition, non-employee directors are reimbursed for expenses incurred in connection with attendance at Board meetings.

      Pursuant to the 2000 Director Stock Option Plan (the “2000 Director Plan”), (1) each outside director received an option for 4,000 shares of Common Stock on January 1, 2002, (2) subject to stockholder approval of the amendments to the 2000 Director Plan at the Annual Meeting, each outside director is eligible to receive an option for 10,000 shares of Common Stock on January 1 of each year beginning January 1, 2003, so long as he or she continues to serve as a director and provided he or she attended at least 75% of the meetings of the Board and any committees on which he or she served in the preceding year and (3) each new outside director is eligible to receive an option to purchase 10,000 shares of Common Stock upon such director’s initial election to the Board (an “Election Grant”). In addition, in recognition of the increased number of Board meetings held in 2001 and the increased involvement of certain directors as the Company effected a business transition during 2001, on December 7, 2001, the Company granted, under its 1994 Equity Incentive Plan, an option for 17,000 shares of Common Stock to each of Messrs. Hanover and Mahoney and an option for 12,000 shares of Common Stock to each of Messrs. Gyenes, Kane, Loewenberg and Saxena. All of the options described above have an exercise price equal to the fair market value of the Common Stock on the date of grant. Except for Election Grants, the options become exercisable on the first anniversary of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date; and expire seven years from the date of grant or 90 days after the optionee ceases to serve as a director. Election Grants become exercisable in two equal annual installments on the first and second anniversaries of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date.

Executive Compensation

Summary Compensation

      The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (1) the Chief Executive Officer (the “CEO”) of the Company as of December 31, 2001, (2) the other three persons serving as executive officers at the end of 2001, and (3) one former executive officer who would have been among the four most highly compensated executive officers other than the CEO had he been serving as an executive officer at the end of 2001.

				Long-Term
				Compensation

				Awards(3)

		Annual Compensation(2)		Number of Shares
	Fiscal			Underlying Stock	All Other
Name and Principal Position	Year(1)	Salary	Bonus	Options	Compensation

Alan Goldsworthy(4)	2001	$215,625	$90,000	400,000	0
President and Chief Executive Officer	2000	$221,683	$35,000	400,000	0
Walt Hilger(5)	2001	$136,004	$31,727	138,750	0
Chief Financial Officer and Treasurer
Craig Cervo	2001	$182,099	$35,000	124,286	0
Chief Technology Officer	2000	$170,000	$17,500	25,000	0
	1999	$165,000	$13,416	30,000	0
Michael Scheib(6)	2001	$188,000	$81,518	63,714	0
Vice President of European Operations
Edward Terino(7)	2001	$142,083	$42,000	120,000	$13,943
Senior Vice President, Finance,	2000	$180,000	$21,000	40,000	0
Chief Financial Officer and Treasurer	1999	$127,787	$6,708	100,000	0

(1)	Compensation information has been reported for only those fiscal years in which the person served as an executive officer for all or part of such year.

(2)	Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

(3)	The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(4)	Mr. Goldsworthy joined the Company in January 2000 and became President and Chief Executive Officer in April 2000.

(5)	Mr. Hilger joined the Company in November 1999 and became Chief Financial Officer in September 2001. Prior to 2001, Mr. Hilger was not an executive officer of the Company.

(6)	Mr. Scheib joined the Company in March 1993 and became an executive officer in April 2001. Mr. Scheib resigned from the Company in January 2002. Prior to 2001, Mr. Scheib was not an executive officer of the Company.

(7)	Mr. Terino joined the Company in April 1999 and resigned from the Company in September 2001. All Other Compensation for Mr. Terino is comprised of an accrued vacation payout.

Option Grants

      The following table sets forth information regarding the granting of options during 2001 to the Named Executive Officers:

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Shares	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(2)
	Options	Employees in	Price Per	Expiration
Executive Officer	Granted	Fiscal Year	Share(1)	Date	5%	10%

Alan Goldsworthy	50,000	2.6%	$2.38	1/1/08	$48,437	$112,888
	200,000	10.2%	2.51	6/6/08	204,356	476,246
	150,000	7.7%	1.75	12/6/08	106,856	249,029
Walt Hilger	5,000	0.3%	2.38	1/1/08	4,836	11,280
	33,750	1.7%	1.37	7/1/08	18,815	43,857
	100,000	5.1%	0.72	10/1/08	29,303	68,298
Craig Cervo	20,000	1.0%	2.38	1/1/08	19,370	45,149
	54,286	2.8%	1.37	7/1/08	30,269	70,548
	50,000	2.6%	1.75	12/6/08	35,613	83,003
Michael Scheib	10,000	0.5%	2.38	1/1/08	9,681	22,570
	53,714	2.7%	1.37	7/1/08	29,950	69,805
Edward Terino	20,000	1.0%	2.38	1/1/08	19,370	45,149
	100,000	5.1%	2.51	6/6/08	102,174	238,119

(1)	Options are intended to be incentive stock options at the time of grant (to the extent they qualify therefor) and generally terminate three months following termination of the executive officer’s employment with the Company or on the expiration date, whichever occurs earlier. The exercise price of each option is equal to the fair market value per share of the Common Stock on the date of grant. All of the options vest in equal installments on the first, second, third and fourth anniversaries of the grant date. Options for Messrs. Goldsworthy, Hilger and Cervo become exercisable in full upon the occurrence of a change in control of the Company.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The grants shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Holdings

      The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2001. No Named Executive Officer exercised any stock options during 2001.

Number of Shares
	Underlying Unexercised	Value of Unexercised
	Options At	In-the-Money Options At
	Fiscal Year-End	Fiscal Year-End(1)
Name	Exercisable/Unexercisable	Exercisable/Unexercisable

Alan Goldsworthy	181,250/618,750	0/0
Walt Hilger	17,750/162,500	0/69,013
Craig Cervo	130,283/153,137	0/1,629
David Golan	25,179/ 98,864	0/1,414
Michael Scheib	25,179/98,864	0/1,611
Edward Terino	65,866/177,098	0/0

(1)	Represents the closing price of the Common Stock on December 31, 2001, the last trading day of 2001 ($1.40 per share), less the option exercise price.

Termination of Employment Arrangements

      On January 14, 2002, the Company entered into a Termination Agreement with Mr. Scheib. Pursuant to this agreement, the Company has agreed to continue to pay Mr. Scheib’s base salary and bonus and provide him with certain fringe benefits through March 31, 2002, in exchange for Mr. Scheib’s agreement to make himself available for consultation until February 15, 2002. In addition, the Company has also agreed to make a severance payment of 52,868 Euro (approximately $46,298 as of March 13, 2002) to Mr. Scheib on May 31, 2002, in exchange for Mr. Scheib’s agreement to make himself available for consultation between April 1 and May 31, 2002.

Change-in-Control Arrangements

      In July 2001 and September 2001, respectively, the Company entered into Executive Change-in-Control Agreements with Mr. Goldsworthy and Mr. Hilger. The agreements provide for certain severance benefits in the event the executive’s employment is terminated under specified circumstances following a change in control of the Company. The agreements expire on December 31, 2002; provided that (i) they are subject to automatic one-year extensions unless prior notice of termination is given by the Company and (ii) the executive is entitled to the severance benefits provided therein if a change in control occurs during the term of the agreement and the executive’s employment is terminated under specified circumstances within 12 months after such change in control.

      Upon a change in control, (i) all outstanding stock options of the executive become exercisable in full irrespective of whether an employment termination occurs and (ii) the executive has the right and option to repay his outstanding loan under the Company’s Executive Stock Loan Purchase Program by applying against the outstanding balance of the loan the amount of cash and/or securities (based on their fair market value) received by the executive in exchange for the shares of Common Stock pledged to the Company as security for the loan. If the executive exercises his repayment right, (i) any remaining balance on the loan will be forgiven by the Company and (ii) the Company will pay a “gross up” payment to the executive to cover his tax liabilities attributable to the forgiveness of the loan. This benefit accrues to the executive irrespective of whether an employment termination occurs.

      If Mr. Goldsworthy’s employment is terminated by the Company without cause or by Mr. Goldsworthy for good reason within 12 months following a change in control, he will receive a continuation of base pay (including salary and target bonus) and all employee benefits during the 12-month period following employment termination. If Mr. Hilger’s employment is terminated by the Company without cause or by Mr. Hilger for good reason within 12 months following a change in control, he will receive a continuation of base salary during the six-month period following employment termination. In general, if the executive’s employment terminates for any reason prior to a change in control or for any reason other than a termination without cause or for good reason following a change in control, the executive will not receive any pay or benefit continuation under these agreements.

      The Internal Revenue Code imposes certain tax penalties on both the Company and the executive if the amount of severance payments to the executive following a change in control exceeds certain limits (generally three times the average of the executive’s compensation over the previous five years). Mr. Goldsworthy’s agreement requires the Company to make a “gross up” payment to him such that his net after-tax severance benefits are equal to what he would have received absent the penalty tax.

Certain Relationships and Related Transactions

Transactions With Management and Others

      On September 10, 2001, the Company entered into a Consulting Agreement with Mr. Mahoney pursuant to which Mr. Mahoney has agreed to perform such consulting services as the Company may reasonably request from time to time. As compensation for Mr. Mahoney’s services under this agreement, the Company issued Mr. Mahoney 35,000 shares of Common Stock under the Company’s 1994 Equity Incentive Plan. The Company will also reimburse Mr. Mahoney for all reasonable and necessary expenses incurred or paid by him in connection with the performance of his services under the agreement.

Indebtedness of Management

      Pursuant to the Company’s Executive Stock Loan Purchase Program, in September 2000, a total of ten executives of the Company, including Mr. Goldsworthy and Mr. Hilger, purchased shares of the Company’s Common Stock under the Company’s 1994 Equity Incentive Plan, at a purchase price of $4.375 per share. The purchases were funded by full recourse loans from the Company. The terms of the loans are five years at an interest rate of 6% with interest payable upon maturity of the loan. The loans provide for mandatory repayment in the event of the sale of the shares or the termination of employment of the employee. The employee may repay the loan any time before the loan is due. The shares purchased through the Executive Stock Loan Purchase Program are held as collateral against the outstanding loan. The following table sets forth the number of shares purchased by Mr. Goldsworthy and Mr. Hilger under this program, the aggregate purchase price and the outstanding balance of the loans as of January 31, 2002:

		Aggregate Purchase	Amount Outstanding
	Number of	Price (Amount of	as of January 31,
Executive Officers	Shares Purchased	Loan)	2002

Alan Goldsworthy	51,429	$225,001.88	$243,532.17
President and Chief Executive Officer
Walt Hilger	25,143	$110,000.63	$112,441.74
Chief Financial Officer and Treasurer

Compensation Committee Report On Executive Compensation

General

      The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”), which throughout 2001 was comprised of at least two non-employee directors. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company’s executive officers. In making decisions regarding executive compensation, the Committee receives and considers input from the Company’s Chief Executive Officer.

      The Committee has three general goals in determining executive compensation. First, the Committee seeks to provide incentive for, and to reward, the attainment of objectives that inure to the benefit of the Company and its stockholders. Second, the Committee seeks to compensate executives in a manner that enables the Company to attract and retain talented executives who can contribute to the success of the Company. Third, the Committee seeks to set the compensation of each executive at a level that it believes is fair, based on both the executive’s relative contribution to the Company and the compensation levels of similarly situated executives in comparable companies.

      The Company’s executive compensation consists of three principal elements: salary, bonuses and stock option grants.

      In establishing base salaries for executive officers, the Committee considers numerous factors such as the executive’s responsibilities, the executive’s importance to the Company, the executive’s performance in the prior year, historical salary levels of the executive, and the salaries of executives at certain other companies whose business and/or financial situation is similar to that of the Company. To the extent it deems it appropriate, the Committee also considers general economic conditions within the area and within the industry. In consideration of these factors and conditions, the Committee elected to keep Mr. Goldsworthy’s 2001 salary at the same level as his 2000 salary.

      The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. For 2001, the Committee established a bonus program for the executive officers based 50% on revenue goals and 50% on net income goals. Under this program, each executive officer was assigned a target bonus, which ranged from $95,000 to $225,000 for Mr. Goldsworthy. If the Company’s revenue and net income for 2001 was less than 80% of the revenue and net income in the Company’s 2001 operating plan, none of the target bonus would be paid to any executive. If the Company’s revenue and net income for 2001 was at least 80% of its targeted revenue and net income, each executive officer would receive such percentage of each portion of his target bonus as was equal to the Company’s net income or revenues as a percentage of target net income or revenues, as the case may be (e.g., if the Company’s net income was 105% of target net income, each executive would receive 105% of the portion of his target bonus that was tied to net income). Based on the Company’s fiscal 2001 performance, Mr. Hilger and Mr. Cervo received approximately 66% and 49% of their target bonuses, respectively, for 2001. The Committee also awarded discretionary bonuses totalling $90,000 to Mr. Goldsworthy for 2001.

      The Committee also uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company’s stockholders receive a return on their investment. Moreover, because options granted to executive officers generally become exercisable over a four-year period and terminate upon or shortly after the termination of the executive’s employment with the Company, stock options serve as a means of retaining these executives. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of shares of Common Stock covered by, and the exercise price of, outstanding options, the number of shares reserved for issuance under the Company’s option plan, any promotions that occur during the year, recommendations of management concerning option grants to employees below executive level, the Company’s projected hiring needs for the coming year and the recent performance of the Company. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, recent promotions, as well as the stock and option holdings of each executive and the exercise price and remaining vesting schedule of such executive’s options.

      In determining the compensation of the Chief Executive Officer, the Committee considered the same factors and goals that it used in determining the compensation of the other executive officers.

Section 162(m)

      Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), compensation in excess of $1.0 million paid to the CEO and four other most highly compensated executive officers of a public company generally will not be deductible by the company for federal income tax purposes. Certain performance-based compensation, however is excluded from this limitation. In general, the Company’s stock option plans are structured and administered in a manner intended to comply with the performance-based exception to Section 162(m), thus excluding from the Section 162(m) limitation that income recognized by executives pursuant to stock options. The Committee intends to review periodically the potential effect of Section 162(m) and may in the future decide to structure certain other executive compensation programs so that they comply with the performance-based requirements of Section 162(m). Nevertheless, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the performance-based exceptions in Section 162(m) of the Code when the Committee believes such payments are appropriate and in the best interests of stockholders, after taking into consideration changing business conditions or the officer’s performance.

      By the Compensation Committee of the Board of Directors of Applix, Inc.

Peter Gyenes
Alain J. Hanover
John D. Loewenberg

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Company’s Board of Directors is comprised of three members and acts under a written charter first adopted and approved in March 2000. The current members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

      The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2001 included in the Company’s Annual Report on Form 10-K, and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

      Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, “Communication with Audit Committees,” with Ernst & Young LLP, the Company’s independent auditors.

      The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services which are referred to under the heading “Independent Auditor Fees and Other Matters” is compatible with maintaining such auditor’s independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

      By the Audit Committee of the Board of Directors of Applix, Inc.

Alain J. Hanover
Charles F. Kane
John D. Loewenberg

Stock Performance Graph

      The following graph compares the cumulative total stockholder return on the Common Stock of the Company between December 31, 1996 and December 31, 2001 with the cumulative total return of (1) the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) (the “Nasdaq Composite Index”) and (2) the Standard and Poor’s Computer (Software & Services) Index (the “S&P Computer Index”), over the same period. This graph assumes the investment of $100.00 on December 31, 1996 in the Company’s Common Stock and assumes any dividends are reinvested.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1996	1997	1998	1999	2000	2001

APPLIX, INC.	$100.00	$24.00	$17.71	$82.57	$11.43	$6.40
NASDAQ COMPOSITE INDEX	$100.00	$122.48	$172.68	$320.89	$193.01	$153.15
S&P COMPUTER INDEX	$100.00	$139.30	$252.41	$446.78	$220.55	$221.96

PROPOSAL TO APPROVE AMENDMENTS
TO THE 2000 DIRECTOR STOCK OPTION PLAN

      The Company’s 2000 Director Stock Option Plan (the “2000 Director Plan”) currently authorizes grants of non-statutory stock options to directors of the Company and its subsidiaries to purchase up to 50,000 shares of the Company’s Common Stock. On March 15, 2002, the Board of Directors of the Company adopted, subject to stockholder approval, amendments to the 2000 Director Plan, providing for an increase in the number of shares covered by the stock option grant to occur on January 1 of each year from 4,000 shares to 10,000 shares, beginning with the grant on January 1, 2003, and providing for an increase in the number of shares of Common Stock reserved for issuance under the 2000 Director Plan from 50,000 to 200,000 (collectively, the “2000 Director Plan Amendments”).

      The purpose of the 2000 Director Plan is to encourage ownership of stock of the Company by directors, whose continued services are essential to the Company’s future progress, and to provide them with an incentive to continue as directors of the Company. The Board of Directors of the Company believes that grants of stock options under the 2000 Director Plan have been and will continue to enhance the ability of the Company to attract and retain qualified directors and that the 2000 Director Plan has provided and will continue to provide further incentive to directors as a result of their equity interest in the Company.

      The Board of Directors of the Company believes that the 2000 Director Plan Amendments are in the best interests of the Company and its stockholders and recommends a vote IN FAVOR of this proposal.

Summary of the 2000 Director Plan

      A total of up to 50,000 shares of Common Stock may currently be issued upon the exercise of options granted under the 2000 Director Plan. If the 2000 Director Plan Amendments are approved by stockholders, a total of 200,000 shares of Common Stock may be issued under the 2000 Director Plan. Any shares subject to options granted pursuant to the 2000 Director Plan which terminate or expire unexercised will be available for future grants under the 2000 Director Plan. Only directors of the Company who are not employees of the Company or any subsidiary (“Outside Directors”) will be eligible to receive options under the 2000 Director Plan. The Company currently has six Outside Directors (which number may change in the future). All options granted under the 2000 Director Plan will be non-statutory stock options not entitled to special tax treatment under Section 422 of the Tax Code.

      The 2000 Director Plan provides for the automatic grant of stock options under the following circumstances: (i) an option for 10,000 shares of Common Stock is automatically granted to each Outside Director upon his or her initial election to the Board of Directors (an “Election Grant”) and (ii) on January 1 of each year, an option for 4,000 shares of Common Stock is automatically granted to each Outside Director (an “Annual Grant”), provided he or she attended at least 75% of the meetings of the Board of Directors or any committees on which he or she served in the preceding year. If the 2000 Director Plan Amendments are approved, the number of shares covered by each Annual Grant will increase to 10,000. The exercise price of each option granted under the 2000 Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each option becomes exercisable (or “vests”), with respect to Election Grants, in two equal annual installments on the first and second anniversary of the date of grant, and with respect to all other options, on the first anniversary of the date of grant, provided in each case that the optionee continues to serve as a director on such date. In the event a “Change in Control Event” (as defined in the 2000 Director Plan) occurs, all outstanding options become vested in full. In general, an optionee may exercise his option, to the extent vested, only while he or she is a director of the Company and for up to 90 days thereafter. Unexercised options expire seven years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Tax Code). The Board of Directors may suspend, discontinue or amend the 2000 Director Plan.

      During 2001, each of Messrs. Saxena, Hanover and Mahoney received, under the 2000 Director Plan, an option for 4,000 shares of Common Stock at an exercise price of $2.50 per share, and each of Messrs. Loewenberg and Kane received an option for 10,000 shares of Common Stock at an exercise price of $2.563 per share. On January 1, 2002, each of Messrs. Saxena, Hanover, Mahoney, Gyenes, Loewenberg and Kane received an option for 4,000 shares of Common Stock at an exercise price of $1.39 per share. All options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

Federal Income Tax Consequences

      The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2000 Director Plan and with respect to the sale of Common Stock acquired under the 2000 Director Plan.

Tax Consequences to Participants

      A participant will not recognize taxable income upon the grant of an option under the 2000 Director Plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the “Option Stock”) on the exercise date over the exercise price.

      A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant’s tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

Tax Consequences to the Company

      The grant of an option under the 2000 Director Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Director Plan.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected the firm of Ernst & Young LLP, independent auditors, as the Company’s independent auditors for the year ending December 31, 2002. Ernst & Young LLP has served as the Company’s independent auditors since April 2001. Although stockholder approval of the Board of Directors’ selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Ernst & Young LLP.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

      Ernst & Young billed the Company an aggregate of $242,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

      Ernst & Young did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

All Other Fees

      Ernst & Young billed the Company an aggregate of $62,800 in fees for tax consulting, tax compliance and other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001.

Change in Independent Auditors

      Upon the recommendation of the Audit Committee of the Company, on April 6, 2001, the Board of Directors of the Company decided to change the principal accountants for the Company from PricewaterhouseCoopers LLP to Ernst & Young LLP.

      During the Company’s fiscal years ended December 31, 1999 and 2000 and the subsequent interim period preceding the decision to change principal accountants, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report. PricewaterhouseCoopers LLP’s reports on the Company’s financial statements for the fiscal years ended December 31, 1999 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 1999 and 2000 and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304 (a) (1) (v).

      The Company requested PricewaterhouseCoopers LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated April 11, 2001 is filed as Exhibit 16.1 to the Company’s Annual Report on Form 8-K dated April 13, 2001.

      The Company engaged Ernst & Young LLP as the Company’s principal accountants effective as of April 6, 2001. During the Company’s fiscal years ended December 31, 1999 and 2000 and the subsequent interim period prior to engaging Ernst & Young LLP, neither the Company nor anyone on its behalf consulted with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

OTHER MATTERS

Matters to be Considered At the Meeting

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

      Proposals of stockholders intended to be included in the Company’s proxy statement for the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office not later than December 24, 2002.

      If a stockholder who wishes to make a proposal at the 2003 Annual Meeting—other than one that will be included in the Company’s proxy materials—does not notify the Company by March 9, 2003, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

      The SEC has recently adopted a “householding” rule which we intend to implement for future shareholder communications. This rule permits us to deliver a single proxy or information statement to a household, even though two or more shareholders live under the same roof or a shareholder has shares registered in multiple accounts. This rule enables us to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information you may currently receive. If this rule applies to you and you wish to continue receiving separate proxy materials without participating in the “householding” rule, please check the designated box on the enclosed proxy card. If we do not hear from you within 60 days, we will assume that we have your implied consent to deliver one set of proxy materials under the new rule. This implied consent will continue for as long as you remain a shareholder of the Company, unless you inform us in writing otherwise. If you revoke your consent, we will begin sending separate copies within 30 days of the receipt of your revocation.

      Some banks, brokers and other nominee record holders are already “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Applix, Inc., 289 Turnpike Road, Westboro, Massachusetts 01581, (508) 870-0300. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Sections 16(a) Beneficial Ownership Reporting Compliance

      Based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under Section 16(a) of the Exchange Act that no Form 5 filing was required for such person, the Company believes that during 2001 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except that Mr. Hanover failed to timely file a Form 5 for 2001 to report the grant on December 7, 2001 of an option to purchase 17,000 shares of the

Company’s Common Stock at an exercise price of $1.75 per share. Mr. Hanover filed a Form 5 to report this transaction on February 15, 2002 (one day late).

By Order of the Board of Directors,

Patrick J. Rondeau, Clerk

April 23, 2002

      The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed Proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

APPENDIX A

APPLIX, INC.

2000 DIRECTOR STOCK OPTION PLAN
(as amended by the Board of
Directors on March 15, 2002)

1. PURPOSE.

     The purpose of this 2000 Director Stock Option Plan (the “Plan”) of Applix, Inc. (the “Company”) is to encourage ownership in the Company by non-employee directors of the Company whose services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2. ADMINISTRATION.

     The Board of Directors shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3. PARTICIPATION IN THE PLAN.

     Directors of the Company who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) shall be eligible to receive options under the Plan.

4. STOCK SUBJECT TO THE PLAN.

     (a)  The maximum number of shares of the Company’s Common Stock, par value $.0025 per share (“Common Stock”), which may be issued under the Plan shall be 200,000 shares, subject to adjustment as provided in Section 7.

     (b)  If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

     (c)  All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     (d)  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. TERMS, CONDITIONS AND FORM OF OPTIONS.

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Company shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a)  OPTION GRANT DATES. Options shall automatically be granted to the Directors as follows:

(i) each person serving as a non-employee director on the date (the “Approval Date”) that the Plan is approved by the stockholders of the Company shall be granted an option to purchase 1,500 shares of Common Stock on the Approval Date;

(ii) each person who first becomes a non-employee director on or following the Approval Date shall be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board of Directors (an “Election Grant”); and

(iii) each non-employee director shall be granted an option to purchase 10,000 shares of Common Stock on January 1 of each year, beginning January 1, 2003, provided he or she attended at least 75% of the meetings of the Board of Directors or any committees on which he or she served in the preceding year.

     Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an “Option Grant Date.”

     (b)  OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in THE WALL STREET JOURNAL, on the Option Grant Date. If no sales of Common Stock were made on the Option Grant Date, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.

     (c)  TRANSFERABILITY OF OPTIONS. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

     (d)  VESTING PERIOD.

(i) GENERAL. Each option granted under the Plan pursuant to Section 5(a) above shall, in the case of an Election Grant, become exercisable in two equal annual installments on the first and second anniversaries of the Option Grant Date, and, in the case of all other option grants, become exercisable in full on the first anniversary of the Option Grant Date; in each case provided that the optionee is serving as a director of the Company on such anniversary.

(ii) ACCELERATION UPON A CHANGE IN CONTROL. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of a Change in Control Event (as defined in Section 8) with respect to the Company.

(iii) RIGHT TO RECEIVE RESTRICTED STOCK. Notwithstanding the provisions of Section 5(d)(i) above, the Board shall have the authority to grant options (including options granted pursuant to Section 5(a) above) which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of stock acquired by the optionee on exercise of an option in the event such optionee’s service as a director terminates for any reason.

     (e)  TERMINATION. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date seven years after the Option Grant Date of such option or (ii) the date 90 days after the optionee ceases to serve as a director of the Company.

     (f)  EXERCISE PROCEDURE. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

     (g)  EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6. LIMITATION OF RIGHTS.

     (a)  NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

     (b)  NO STOCKHOLDERS’ RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to stock options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c)  COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7. ADJUSTMENT PROVISIONS FOR MERGERS, RECAPITALIZATIONS AND RELATED TRANSACTIONS.

     If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8. DEFINITION OF “CHANGE IN CONTROL EVENT”. A “Change in Control Event” shall mean:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company after the date of adoption of this Plan by the Board of Directors if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company or an underwriter or agent of the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common

Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

9. TERMINATION AND AMENDMENT OF THE PLAN.

     The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

10. NOTICE.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11. GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the Commonwealth of Massachusetts (without regard to any applicable conflicts of laws or principles).

12. EFFECTIVE DATE.

     The Plan shall become effective on the date hereof.

Adopted by the Board of Directors on December 17, 1999 and by the stockholders on May 5, 2000.

Amended by the Board of Directors on March 15, 2002.

PROXY	PROXY

APPLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS — MAY 30, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, having received notice of the Annual Meeting and management’s Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Walt Hilger and Patrick J. Rondeau, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Applix, Inc. (the “Company”) to be held on Thursday, May 30, 2002 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

1.     To elect the following individuals as Class II Directors:

Nominees: FOR [ ]	Alain J. Hanover, Alan Goldsworthy, Charles F. Kane WITHHOLD AUTHORITY [ ]

FOR, except vote withheld from the following nominee(s):

2. To approve amendments to the Company’s 2000 Director Stock Option Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

HOUSEHOLDING ELECTION

Mark “FOR” to enroll this account to receive certain future shareholder communications in a single package per household. Mark “AGAINST” if you do not want to participate. To change your election in the future, call (508) 870-0300. See accompanying page for more information about this selection.

FOR [ ]	AGAINST [ ]

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

Signature(s)

Printed Name(s)

Date

     Important: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.